 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BioLight Life Sciences Ltd

(Exact name of registrant as specified in its charter)

State of Israel	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Kiryat Atidim Building 3, 5th Floor Tel Aviv, 6158101, Israel	N/A
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title for each class	Name of each exchange on which
to be so registered	each class is to be registered
Ordinary Shares, par value NIS 2.5 per share	The NASDAQ Stock Market LLC

Warrants to purchase Ordinary Shares, par value NIS 2.5 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.     ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-209454

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered

The description of the securities of BioLight Life Sciences Ltd (the “Company”), as included under the caption “Description of our Securities” in the Company’s Registration Statement on Form F-1 (File No. 333-209454), as amended (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The NASDAQ Stock Market LLC and because the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 10, 2016

BIOLIGHT LIFE SCIENCES LTD

By:	/s/ Itai Bar-Natan
Name: Itai Bar-Natan
Title: Chief Financial Officer